EXHIBIT 99.1

FOR IMMEDIATE RELEASE:

United Financial Mortgage Corp. Announces Agreement with MBNA to Market UFMC Branded Credit Card

Oak Brook, IL, Monday, March 7, 2005 -- United Financial Mortgage Corp. (Amex: UFM or the “Company”) today announced the United Financial Mortgage Corp Rewards MasterCard (SM), a no-annual-fee Platinum Plus credit card, issued by MBNA America Bank, N.A., that helps cardholders pay down their UFM mortgage balance.

Cardholders earn one point for every dollar in net retail purchases charged to the card. Each time a cardholder accumulates 5,000 points, a check for $50 will be sent to the borrower to be used for principal reduction or other purposes. There is no annual limit on points and no annual limit on how much can be applied to the reduction of mortgage principal.

Steve Khoshabe, President & CEO of UFM, stated, "Consumers now have a way to leverage the power of their everyday expenses to pay down their mortgages faster. Paying even a few hundred dollars extra each year toward mortgage principal can save thousands over the life of a 30-year mortgage.”

About MBNA Corporation
MBNA (NYSE: KRB), the largest independent credit card lender in the world and the recognized leader in affinity marketing, is an international financial services company providing lending, deposit, and credit insurance products and services to more than 50 million Customers. MBNA credit cards and related products and services are endorsed by more than 5,000 organizations worldwide.

MBNA employs more than 28,000 people, each of whom is committed to satisfying the Customer. For more information, visit the company's web site at www.mbna.com.

About United Financial Mortgage Corp.
United Financial Mortgage Corp. is an independent originator and servicer of residential and commercial mortgage loans. The Company is headquartered in Oak Brook, Illinois and has 43 retail offices and 8 wholesale operations centers across 16 states. For additional information, please visit the Company’s web site at www.ufmc.com.

This press release contains forward-looking statements within the meaning of such term in the Private Securities Litigation Reform Act of 1995 with respect to the Company’s business, financial condition, results of operations, plans, objectives and future performance. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements, including, among others, changes in demand for mortgage loans, the Company’s access to funding sources and the terms upon which it can obtain financing, assumptions underlying the value of the Company’s retained mortgage loan-servicing rights, the impact of economic slowdowns or recessions, management’s ability to manage the Company’s growth and planned expansion, difficulties in integrating or operating newly acquired businesses, competition in the Company’s market, changes in government regulations, the Company’s ability to expand origination volume while reducing overhead, the impact of new legislation or court decisions restricting the activities of lenders or suppliers of credit in the Company’s market, other risk factors disclosed from time to time in the Company’s filings with the Securities and Exchange Commission and the inability of the Company to manage the risks associated with the foregoing as well as anticipated. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

For Further Information Contact:
Dave Gentry, Aurelius Consulting Group, Inc., Century Bank Building, 541 S. Orlando Avenue, Suite 206,
Maitland, FL 32751, (407) 644-4256, Fax: (407) 644-0758, dave@aurcg.com